As filed with the Commission on March 29, 2007                                              File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VISTA DORADA CORP.
                         (Name of small business issuer in its charter)

Nevada	1099	Applied For
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification No.)

36 Encology Executive Townhomes, Cruz Makita City, Manila, Philippines

Telephone: (632) 812-8861
(Address and telephone number of principal executive offices)

36 Encology Executive Townhouse, 1776 V. Cruz, Makita City, Manila, Philippines
(Address of principal place of business or intended principal place of business)

Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, UT., 84121
Telephone (801) 274-1088
(Name, address and telephone number of agent of service)

Copies to:

Conrad C. Lysiak, Esq., 601 West First Avenue, Suite 503, Spokane, Washington 99201
Telephone: (509) 624-1475

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered	Proposed maximum offering price per share (i) (ii)	Proposed maximum aggregate offering price	Amount of Registration fee (iii)

Common stock	599,000	$0.05	$29,950	$3.21

(i)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(ii)
There is no public market for the securities of Vista Dorada Corp. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the offering price for shares of Vista Dorada Corp. sold to subscribers by way of a private placement offering memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares unless our common stock is subsequently quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(iii)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

Prospectus                                                    Subject to Completion
                                Date: March 29, 2007

The Information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offering or sale is not permitted.

VISTA DORADA CORP.

                        Offering Price: $ 0.05 per share
Offering by Selling Security Holders: 599,000 Shares of Common Stock

We are registering 599,000 common shares for resale by the selling security holders identified in this prospectus. We will not receive any of the proceeds for the sale of the shares by the selling security holders. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents. The shares are being registered to permit public secondary trading of the shares being offered by the selling security holders named in this prospectus. The number of shares of Vista Dorada Corp. being registered by selling security holders is 18.16% of the company’s currently issued and outstanding share capital.

The selling security holders will sell at a price of $0.05 per share, provided that if our shares are subsequently quoted on the OTC Bulletin Board (“OTCBB”) selling security holders may sell at prevailing market prices or privately negotiated prices.

There is no public market for Vista Dorada Corp.’s common stock.

Investing in our common stock involves a high degree of risk. The reader should carefully consider the factors described under the heading “Risk Factors” beginning at page 9.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Prospectus Delivery Instructions

Until , 2007 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is March , 2007.

Regulations	33
Competition	34
Employees	34

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINACIAL CONDITION AND RESULTS OF OPERATION	34
Limited operating history	36
Trends	36
Critical accounting policies	36
Overview	37
Our planned exploration program	37
Liquidity and capital resources	37
Four months ended December 31, 2006	39
Balance sheet	39

CERTAIN TRANSACTIONS	40

MARKET FOR COMMON EQUITY/RELATED PARTY TRANSACTIONS	40
Market information	41
Penny stock requirements	42
Holders	42

EXECUTIVE COMPENSATION	42
Compensation of directors	43
Activities since inception	43

ADDITIONAL INFORMATION	44

CHANGES IN ACCOUNTANTS	44

FINANCIAL STATEMENTS	45

SUMMARY OF PROSPECTUS

This summary provides an overview of all material information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares our selling security holders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is incorporated by reference in this prospectus.

Unless the context otherwise requires, references in this prospectus to, “VDC”, “the Company”, “the “issuer”, “we”, “our” and “us” refer collectively to Vista Dorada Corp.

Summary Information About Vista Dorada Corp.

The Company was incorporated under the laws of the State of Nevada on August 25, 2006 under the name of Visa Dorada Corp. On August 31, 2006 the Company changed its name to Vista Dorada Corp. Our fiscal year end is December 31. Our executive offices are located at 36 Encology Executive Townhomes, 1776 V. Cruz, Makita City, Manila, Philippines. Our telephone number is (632) 812-8861 and our fax number is (632) 817-9671. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We are the registered and beneficial owner of a 100% interest in the Mocambo Gold Claim (hereinafter referred to as the “VDC Claim”) situated in the Republic of Fiji. VDC acquired the VDC Claim for the sum of $5,000 from EGM Resources Inc., an unrelated third party vendor, by an agreement dated March 4, 2007. We are a start-up mineral exploration company in the pre-exploration stage and have not generated any operating revenues since inception.

We own no other mineral property and are not engaged in the exploration of any other mineral properties. There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the VDC Claim or can be shown to exist unless and until sufficient and appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility.

To date, we have not conducted any exploration work on the VDC Claim. We will attempt to raise additional capital to enable us to conduct exploration work and otherwise fund the ongoing expenses of operating the Issuer.

In the meantime, the President of the Company, who has already advanced $5,000 to the Company, has agreed to advance up to an additional $35,000 to the Company, on an ‘as needed’ basis over the next 12 months. Accordingly, even if VDC is unable to raise the capital from any other source, the Company will have the funds necessary to carry out an initial exploration program on the VDC Claim this year, at an estimated cost of $21,500 ($36,600 FJD).

Selected Financial Information

The following financial information summarizes the more complete historical financial information set out in our audited financial statements filed with this prospectus:

December 31, 2006. (audited)
Statement of Expenses Information:

Revenue	$ Nil
Net Losses	16,505
Total Operating Expenses	16,505
Exploration Costs	5,000
General and Administrative	11,505

December 31, 2006. (audited)
Balance Sheet Information:

Cash	$ 17,959
Total Assets	17,959
Total Liabilities	11,014
Stockholders’ Equity	6,945

On October 31, 2006 the Company completed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 3,000,000 common shares were sold to our two directors at the price of $0.001 per share to raise $3,000. On December 20, 2006 we completed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 299,000 common shares were sold at the price of $0.05 per share to raise $14,950. In addition our President, Jimmy Soo, advanced  $5,000 directly to the geologist for a report and purchase of our mineral claim prior to December 31, 2006, our fiscal year end.  These funds, together with cash on hand, totalled $22,959 as of December 31, 2006. Of these funds $6,927 remains in cash as of March 15, 2007, with the balance of $16,032 having been expended as follows:

Auditing and accounting fees	(i)	$ 4,500
Bank charges and interest		18
Consulting fees	(ii)	5,000
Filing fees - Secretary of State - Nevada	(iii)	844
Geological report and property purchase	(iv)	5,000
Office expenses	(v)	670
Total amount expended		$ 16,032

(i)     Auditing fees - VDC paid $2,500 to Madsen & Associates CPA’s Inc. for an examination of the financial statements for the five months ended December 31, 2007.

(ii)     Consulting Fees - VDC has engaged the services of an independent consultant to prepare this registration statement on its behalf.

(iii)	Incorporation costs

(iv)	Geological Report - Represents the cost of the geological report prepared by Jayesh Sing which is referred to herein.

(v)     General office expenses including photocopying, faxing and courier charges

The Offering

Following is a brief summary of this offering:

Common shares offered	599,000 offered by the selling security holders detailed in the section of the Prospectus entitled “Selling Security Holders” beginning on page 19.

Common shares outstanding as of the date of this Prospectus	3,299,000

Use of proceeds	We will not receive any proceeds from the sale of our common shares by the selling security holders.

Plan of Distribution
The offering is made by the selling security holders named in this Prospectus to the extent they sell shares. Sales may be made at $0.05 per share, provided that if our shares are subsequently traded on the OTCBB, selling security holders may sell at market or privately negotiated prices.

Risk Factors
You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 9 before deciding whether to purchase the common shares.

Glossary of Geological and Technical Terms

The following represents various geological and technical terms used in this prospectus which the reader may not be familiar with.

Word	Definition

Andesite	Igneous volcanic rock composed of andesine feldspar and one or more mafic constituents.

Argillite	a rock derived either from siltstone, claystone or shale, that has undergone a somewhat higher degree of induration than is present in those rocks.

Assay	An analysis to determine the quantity of one or more elemental components.

Basalt	An extrusive volcanic rock, typically fine-grained and dark in color

Chert
Hard, dense sedimentary rock, composed of interlocking quartz crystals and possibly amorphous silica (opal). The origin of the silica is normally biological, from diatoms, radiolaria or sponge spicules. Synonymous with flint.

Deposit	Mineral deposit or ore deposit is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Fault	A break in the earth’s crust caused by tectonic forces which `have moved rock to one side with respect o the other.

Gabbro	Highly mafic igneous plutonic rock, typically dark in color; rough plutonic equivalent of basalt.

Geophysical surveys	The exploration of an area in which geophysical properties and relationships unique to the area are mapped by one or more geophysical methods - in boreholes, airborne or satellite platforms.

Grandiorite	Igneous plutonic rock, less felsic than granite, typically light in color.

Mafic	Term used to describe the amount of dark-colored iron and magnesium minerals in an igneous rock with little quartz or feldspar minerals. Complement of felsic.

Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Mineralization	Potential economic concentration of commercial metals occurring in nature.

Monzonite	An intermediate igneous intrusive rock composed of approximately equal amounts of sodic to intermediate feldspars with minor amounts of hornblend, biotite and other minerals.

Ore	The natural occurring mineral from which a mineral or minerals of economic value can be extracted profitable or to satisfy social or political objectives.

Pvrite	A yellow iron sulphide mineral, normally of little value and sometimes referred to as ‘fool’s gold’.

Pyrrhotite	A bronze colored, magnetic iron sulphide mineral.

Reserve
(1)  That part of a mineral deposit which could be economically and legally extracted or produced at the time the reserve is determined.
(2)  Proven: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the site for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.
(3)  Probable: Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measure) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than for proven (measured) reserves, is high enough to assume continuity between points of observation.

Resource	The calculated amount of material in a mineral deposit

Shear	An area where rocks have moved in earthquake related type activity and broken up the rock

Sedimentary Rocks	Secondary rocks formed from material derived from other rocks and laid down under water.

Soil sample	A sample of surface material analyzed by lab techniques to test the content of trace elements occurring in nature: copper , lead, zinc, etc.

Volcanic	Describes the action or process of magma and gasses rising to the earths crust and being extruded onto the surface and into the atmosphere

Zone	A belt, band, or strip of earth materials, however disposed; characterized as distinct from surrounding parts by some particular secondary enrichment.

Cautionary Statement Regarding Forward-Looking Statements

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words which, by their nature, refer to future events.

In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page    xx that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the "Business" section beginning on page xx. the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page xx and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Foreign Currency and Exchange Rates

Our mineral property is located in the Republic of Fiji and costs expressed in the geological report on the claims are expressed in Fijian Dollars. For purposes of consistency and to express United States Dollars throughout this registration statement, Fijian Dollars have been converted into United States currency at the rate of US $1.00 being approximately equal to FJD $1.68 or FJD $1.00 being approximately equal US $0.60 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

Risk Factors

An investment in our securities involves an exceptionally high degree of risk and is extremely speculative. In addition to the other information regarding VDC contained in this prospectus, you should consider many important factors in determining whether to purchase the shares being offered. The following risk factors reflect the potential and substantial material risks which could be involved if you decide to purchase shares in this offering.

Risks Associated with our Company:

1.
Because our auditors have issued a going concern opinion and because our officers and directors may not continue to loan money to us, we may not be able to achieve our objectives and may have to suspend or cease exploration activity.

Our auditors' report on our 2006 financial statements expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business for the next twelve months. Although our President has agreed to o loan or advance up to $35,000 to us to finance our expected expenses over the next 12 months, nevertheless if we do not raise additional capital through the issuance of treasury shares, we will be unable to conduct exploration activity, beyond our initial work program, and may have to cease operations and go out of business.

2. Our liquidity, and thus our ability to continue to operate depend upon the continuing willingness of our President, who is also our controlling stockholder, to finance the Company’s operations.

We are currently financing our continuing operations with cash loaned to us by our President. To date our President has loaned us $5,000. He has agreed to advance up to a further $35,000 on an ‘as needed’ basis over the next twelve months. Without these loan advances, and absent our ability to raise capital otherwise, we would be forced to go out of business. Furthermore, if our President were to demand repayment of his loan advances we would not have sufficient funds to satisfy our cash requirements and would be forced to go out of business.

3. Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.

Because the probability of an individual prospect ever having ore reserves is extremely remote, in all probability our sole property, the VDC Claim, do not contain any reserves, and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of your investment.

4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activity or cease operations.

We were incorporated in 2006, have not yet conducted any exploration activities and have not generated any revenues. We have an insufficient exploration history upon which to properly evaluate the likelihood of our future success or failure. Our net loss from inception to December 31, 2006, the date of our audited financial statements, is $16,505. Our ability to achieve and maintain profitability and positive cash flow in the future is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to locate an economic ore reserve
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

5. Because our officers and directors do not have technical training or experience in starting, and operating an exploration company nor in managing a public company, we will have to hire qualified personnel to fulfill these functions. If we lack funds to retain such personnel, or cannot locate qualified personnel, we may have to suspend or cease exploration activity or cease operations which will result in the loss of your investment.

Because our officers and directors are inexperienced with exploring for minerals and starting, and operating a mineral exploration company, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our exploration, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. Additionally, our officers and directors have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a ‘public company’ like VDC. Unless our two part time officers are willing to spend more time addressing these matters, we will have to hire professionals to undertake these filing requirements for VDC and this will increase the overall cost of operations. As a result we may have to suspend or cease exploration activity, or cease operations altogether, which will result in the loss of your investment.

6. We have no known ore reserves. Without ore reserves we cannot generate income and if we cannot generate income we will have to cease exploration activity which will result in the loss your investment.

We have no known ore reserves. Even if we find gold mineralization we cannot guarantee that any gold mineralization will be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold mineralization in sufficient quantity to warrant recovery, we cannot guarantee that the ore will be recoverable. Finally, even if any gold mineralization is recoverable, we cannot guarantee that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will mean we cannot generate income. If we cannot generate income we will have to cease exploration activity, which will result in the loss of your investment.

7. If we don't raise enough money for exploration, we will have to delay exploration or go out of business, which will result in the loss of your investment.

We estimate that between our cash on hand and the $35,000 in additional cash agreed to be advanced by our President we will have sufficient capital to continue operations for twelve months, including carrying out exploration work recommended by our geologist at an estimated cost of $ 21,500 ($35,600 FGD). However, we are in the very early pre-exploration stage and we will be unable to conduct further exploration unless we raise additional capital. You may be investing in a company that will not have the funds necessary to conduct any exploration activity, beyond the initial program recommended by our geologist, due to our inability to raise additional capital. If that occurs we will have to delay such further exploration or cease our exploration activity and go out of business which will result in the loss of your investment.

8. Because we are small and do not have much capital, we must delay conduct of any exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

Any potential development of and production from our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Because we are small and do not have much capital, we must limit our exploration activity unless and until we raise additional capital. Any decision to expand our operations on our exploration property will involve the consideration and evaluation of several significant factors including, but not limited to:

●	Costs of bringing the property into production including exploration preparation of production feasibility studies, and construction of production facilities;
●	Availability and cost of financing;
●	Ongoing costs of production;
●	Market prices for the minerals to be produced;
●	Environmental compliance regulations and restraints; and
●	Political climate and/or governmental regulations and controls.

Such programs will require very substantial additional funds. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

5.	We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration activity.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials as and when we are able to raise the requisite capital. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

6.
Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our planned exploration activity, our exploration activity may be sporadic which may result in periodic interruptions or suspensions of exploration.

Our President and PEO, will be devoting only approximately 10 hours per month, to our operations and business. Our PFO and Secretary Treasurer will be devoting approximately 5 hours per month to our operations. As a consequence our business may suffer. For example, because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our planned exploration activity, such exploration activity may be sporadic or may be periodically interrupted or suspended. Such suspensions or interruptions may cause us to cease operations altogether and go out of business.

Risks Associated with this Offering:

10. Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, the VDC Claim, our sole property, does not have a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. There are also physical risks to the exploration personnel working in rugged terrain, often in poor climatic conditions. Previous mining exploration activities may have caused environmental damage to the VDC Claim. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If the VDC Claim is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

11. No matter how much money is spent on the VDC Claim, the risk is that we might never identify a commercially viable ore reserve.

No matter how much money may be spent over the years on the VDC Claim, we might never be able to find a commercially viable ore reserve. Over the coming years, we could spend a great deal of money on the VDC Claim without finding anything of value. There is a high probability the VDC Claim does not contain any reserves so any funds spent on exploration will probably be lost.

12. Even with positive results during exploration, the VDC Claim might never be put into commercial production due to inadequate tonnage, low metal prices or high extraction costs.

We might be successful, during future exploration programs, in identifying a source of minerals of good grade but not in the quantity, the tonnage, required to make commercial production feasible. If the cost of extracting any minerals that might be found on the VDC Claim is in excess of the selling price of such minerals, we would not be able to develop the VDC Claim. Accordingly even if ore reserves were found on the VDC Claim, without sufficient tonnage of adequate grade we would still not be able to economically extract the minerals from the VDC Claim in which case we would have to abandon the VDC Claim and seek another mineral property to develop, or cease operations altogether.

13. Because we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our property into production and you may lose your investment.

We have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon us using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place a mineral deposit into production.

14. Without a public market there is no liquidity for our shares and our shareholders may never be able to sell their shares which would result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system and do not have a market maker which results in no market for our shares. Therefore, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel; and

●	We will not be quoted on the OTCBB unless we are current in our periodic reports; being at a minimum Forms 10K-SB and 10QSB filed with the SEC or other regulatory authorities.

Presently, we estimate the time it will take us to become effective with this prospectus will be six months plus twelve to eighteen additional weeks thereafter to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB. If this is the case, there will be no liquidity for the shares of our shareholders.

15.	Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

●	Potential investors’ anticipated feeling regarding our results of operations;
●	Increased competition and/or variations in mineral prices;
●	Our ability or inability to generate future revenues; and
●	Market perception of the future of the mineral exploration industry.

In addition, if our shares are traded on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

16. We anticipate the need to sell additional treasury share in the future meaning that there will be a dilution to our existing shareholders resulting in their percentage ownership in the Company being reduced accordingly.

We expect that the only way we will be able to acquire additional funds is through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

17. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

 This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

However, we have agreed to pay the expenses of registering the securities covered by this Prospectus.  Management expects such expenses to total $23,450 as detailed below:

Expenses of this offering paid up to and including March 15, 2007:

Consulting - preparation of Form SB-2	$ 5,000
Independent auditors	2,500
Internal accountant	2,000
Offering expenses incurred to date		$ 9,500

Management expects to incur the following additional to be paid in the future:
expenses in connection with this offering:

Consulting - preparation of Form SB-2	10,000
Attorney’s fee for opinion letter	2,500
Internal accountant (i)	750
Independent auditors (i)	500
Printing, photocopy and delivery	200
Offering expenses to be incurred		13,950

Total offering costs		$ 23,450

(i)             Estimate of fees for preparation of interim financial statements which may be required to be filed with this registration statement.   We have budgeted for preparation of interim financial statements for the period ending March 31, 2007.  Included in the amount shown for the Internal Accountant is the $750 cost of preparing the working papers for submission to the auditors.

DETERMINATION OF OFFERING PRICE

There is no established public market for our common equity being registered. The offering price of the shares offered by selling security holders should not be considered as an indicator of the future market price of the securities.

The facts considered in determining the offering price were VDC’s financial condition and prospects, its lack of operating history and general conditions of the securities market. The offering price should not be construed as an indication of, and was not based upon, the actual value of VDC. The offering price bears no relationship to VDC’s book value, assets or earnings or any other recognized criteria of value and could be considered to be arbitrary.

The selling shareholders are free to offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include negotiated transactions. Such transactions may or may not involve brokers or dealers. The selling security holders are expected to sell their shares at the offering price of $0.05 per share unless and until our shares are quoted on the OTCBB or the “Pink Sheets” following which selling security holders may sell their shares at the market price. The selling security holders have advised us that none have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares. The selling security holders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay all of the expenses of the selling security holders, except for any broker dealer or underwriter commissions, which will be paid by the security holder.

PLAN OF DISTRIBUTION: TERMS OF THE OFFERING

Terms

We are, on behalf of the selling security holders, registering 599,000 shares of our common stock which they own. The selling security holders may, from time to time, sell all or a portion of the shares of common stock in private negotiated transactions or otherwise. Such sales will be offered at $0.05 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTCBB. If our shares become quoted on the OTCBB selling security holders may then sell their shares at prevailing market prices or privately negotiated prices.

The common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

●	on the over-the-counter market;
●	to purchasers directly
●	in ordinary brokerage transactions in which the broker solicits purchasers or commissions from a seller/or the purchaser of the shares for whom they may act as agent;
●
through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions and commissions from a seller/or the purchaser of the shares for whom they may act as agent;

●
through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the shares or other interest in the shares;

●	through purchases by a broker or dealer as principal and resale by other brokers or dealers for its own account pursuant to this prospectus;
●
through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

●	in any combination of one or more of these methods; or
●	in any other lawful manner.

Brokers or dealers may receive commissions or discounts from the selling security holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

Rights and Duties of Selling Shareholders

None of the selling security holders are broker-dealers nor are any of them affiliates of broker-dealers. We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

Expenses of Offering

All expenses of this registration statement, estimated to be $23,450 (see “Use of Proceeds” page16), including but not limited to, legal, accounting, printing and mailing fees are and will be paid by VDC. However, any selling costs or brokerage commissions incurred by each selling security holder relating to the sale of his/her shares will be paid by them.

SELLING SECURITY HOLDERS

The selling security holders named in this prospectus, all of whom are residents of the Republic of the Philippines, are offering for sale 599,000 shares of common stock of the Company. VDC will not receive any proceeds from the sale of shares by selling security holders. 299,000 of the shares being offered by the selling security holders were acquired from VDC for the price of $0.05 per share in an offering, exempt from registration pursuant to Regulation S of the Securities Act of 1933, completed January 31, 2006. The remaining 300,000 shares being offered represent 10% of the shares of the Company owned by each of our President and PEO and our PFO/ PAO/ Secretary Treasurer. Their shares were acquired on October 31, 2006 at the price of $0.001 per share. Neither of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by VDC as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

●	The number of shares owned by each prior to this offering;
●	The total number of shares that are to be offered for each;
●	The total number of shares that will be owned by each upon completion of the offering; and
●	The percentage owned by each upon completion of the offering.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. We have based the percentage owned by each on our 3,299,000 shares of common stock outstanding as of the date of this prospectus. Of the 599,000 shares offered for sale (18.16% of our issued shares), 300,000 (9.1% of our issued shares) are offered by the Company’s officers and directors:

Number of
	Common Stock		Common stock	Common Stock
	Beneficially Owned		Offered	Beneficially Owned
Name of Shareholder	Prior to Offering		Hereby	Following the Offering (1)

	No. of Shares	%		No. of Shares %

Delia Ancheta	6,000.18%	6,000	Nil	Nil
Mansueto V. Andrade	6,000.18%	6,000	Nil	Nil
Annie C Bulos	6,000.18%	6,000	Nil	Nil
Gary G. De Guzman	6,000.18%	6,000	Nil	Nil
Dante A. Dictado	6,000.18%	6,000	Nil	Nil
Gabriel L. Dilma	6,000.18%	6,000	Nil	Nil
Gabriel O. Esto	6,000.18%	6,000	Nil	Nil
Rosalie S. Guarino	6,000.18%	6,000	Nil	Nil
Cristelda P. De Vera	6,000.18%	6,000	Nil	Nil
Marisa E. Valois	6,000.18%	6,000	Nil	Nil
Ardin M. Baquiran	8,000.24%	8,000	Nil	Nil
Andrew Baquiran	8,000.24%	8,000	Nil	Nil
Maria Veronica Custorio	8,000.24%	8,000	Nil	Nil
Anna Karen Daguno	8,000.24%	8,000	Nil	Nil
Ma. Victoria C. Dulfo	8,000.24%	8,000	Nil	Nil
Alden M. Hernandez	8,000.24%	8,000	Nil	Nil
Melody R. Nuestro	8,000.24%	8,000	Nil	Nil
Americo S. Vitto	8,000.24%	8,000	Nil	Nil
Anjelica J. Zenarosa	8,000.24%	8,000	Nil	Nil
Francis Ace O. Cruz	10,000.30%	10,000	Nil	Nil
Resurreccion S. Custorio	10,000.30%	10,000	Nil	Nil
Leonardo E. Orbista	10,000.30%	10,000	Nil	Nil
Mario B. Priol	10,000.30%	10,000	Nil	Nil
Pepito Ricardo Serana	10,000.30%	10,000	Nil	Nil
Edna C Serna	10,000.30%	10,000	Nil	Nil
Celso A. Macayana	12,000.36%	12,000	Nil	Nil

Marie Sheilene R. Mortera	12,000.36%		12,000	Nil	Nil
Gerald P. Quirino	12,000.36%		12,000	Nil	Nil
Luzvimida P. Kinkito	13,000.39%		13,000	Nil	Nil
Vicky J. Macayana	14,000.42%		14,000	Nil	Nil
Fortunata L. Mesina	14,000.42%		14,000	Nil	Nil
Milagros E. Soriano	14,000.42%		14,000	Nil	Nil
Reynaldo C. Soriano	16,000.48%		16,000	Nil	Nil
Donn P.T. Lee(2)	1,000,000	30.3%	100,000	900,000	27.28%
Jimmy S. Soo (3)	2,000,000	60.6%	200,000	1,800,000	54.56%

Total	3,299,000		599,000	2,700,000

(1)     These figures assume all shares offered by selling security holders are in fact sold.

(2)	Donn P.T. Lee is our, Principal Financial Officer, Principal Accounting Officer, Secretary Treasurer and a director.

(3)     Jimmy S. Soo is our President, Principal Executive Officer and a director.

 Excepting Donn P.T. Lee and Jimmy S. Soo whose relationship with VDC is disclosed in the footnotes immediately above, to our knowledge, none of the selling shareholders has:

●	had a material relationship with VDC other than as a shareholder, as noted above, within the last three years; or

●	Ever been an officer or director of VDC.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

DIRECTORS AND EXECUTIVE OFFICERS

Officers and Directors and their backgrounds

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Position(s)	Age

Jimmy S. Soo Manila, Philippines	Principal Executive Officer, President and Director (1)	49

Donn P.T. Lee Manila, Philippines	Principal Financial Officer, Principal Accounting Officer, Secretary-Treasurer and Director (2)	54

(1)	Jimmy S. Soo was appointed a director on August 25, 2006, and President and the Principal Executive Officer on September 6, 2006.

(2)	Donn P.T. Lee was appointed director on September 2, 2006 and was appointed and Principal Financial Officer and Principal Accounting Officer and Secretary-Treasurer on September 6, 2006.

The percentage of common shares beneficially owned, directly or indirectly, or over which control or direction are exercised by the directors and officers of our Company, collectively, is 90.9% of the total issued and outstanding shares.

Neither of our directors or officers has professional or technical accreditation in the mining business.

JIMMY SOO has been the President and a Director of the Company since September 6, 2006. Mr. Soo was born in Manila, Philippines on August 24, 1957. After graduating high school, from Manila’s Xavier School, in 1974 he attended the University of Philippines receiving a Bachelor of Science degree in 1980 and a Bachelor of Laws degree in 1984. Mr.Soo was admitted to the Philippines bar in 1985. Mr. Soo has practiced law in Manila continuously since being admitted to the bar and is presently a partner in the firm of Soo, Gutierrez, Leogardo and Lee. Mr. Soo has concentrated his practice in the area of corporate and commercial law and has advised companies involved in the mineral exploration business.

DONN P.T. LEE has been our Secretary Treasurer, Principal Financial Officer and Principal Accounting Officer since September 6, 2006. Born in 1953, in the city of Tarlac, Tarlac Province, Mr Lee entered the University of Philippines after high school graduation. He received his Bachelor of Laws degree in 1984 and was admitted to the Philippines bar in 1985. Mr. Lee has practiced law continuously since graduation and from 1992 to the present has been a partner in the firm of Soo, Gutierrez, Leogardo and Lee.

Neither of our officers and directors work full time for our company. Jimmy Soo spends approximately 10 hours a month on administrative and accounting matters. It is anticipated Mr. Soo will spend more time on VDC’s businesses, approximately 30 hours a month, during the next year as and if and when VDC becomes more active in our exploration activities. As PFO/PAO, Donn Lee spends approximately 5 hours per month on corporate matters. With recent preparation of this Registration Statement and because the Company intends to seek a quotation on the OTCBB in the near future Mr. Lee’s time spent on Company affairs is expected to continue at this pace for the foreseeable future. Our Secretary Treasurer expects to continue to devote approximately 10 hours per month on our operations.

Neither of our directors and officers are directors of another company registered under the Securities and Exchange Act of 1934. There were two meetings of the Board of Directors from inception to March 15, 2007.

Audit Committee Financial Expert

Our audit committee is comprised of Jimmy Soo, our President, and Donn Lee our Secretary Treasurer. Neither Mr. Soo nor Mr. Lee can be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-B. The Company does not presently have, among its officers and directors, a person meeting these qualifications. However Mr. Soo, Chairman of the Audit Committee, has engaged the services of an independent Chartered Accountant, a person who meets the qualification of “audit committee financial expert”, to provide advice to the Audit Committee as and when the committee meets to review the Company’s financial statements

Apart from the Audit Committee, the Company has no other Board committees.

Conflicts of Interest

While none of our officers and directors is a director or officer of any other company involved in the mining industry there can be no assurance such involvement will not occur in the future. Such involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to VDC’s and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on September 6, 2006, a Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of VDC and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles, conflicts of interest, special ethical obligations for employees with financial reporting responsibilities, insider trading rules, reporting of any unlawful or unethical conduct, political contributions and other relevant issues.

Significant Employees

We have no paid employees as such. Our Officers and Directors fulfill many functions that would otherwise require VDC to hire employees or outside consultants. We anticipate engaging the services of certain consultants to assist in the exploration of the VDC Claim. These individuals will be responsible for the completion of the geological work on our claim and, therefore, will be an integral part of our operations although they will not be considered employees either on a full time or part time basis. This is because our exploration programs will not last more than a few weeks and once completed these individuals will no longer be required. We have not identified any individual who would work as a consultant for us.

Family Relationships

Our President/ PEO together with our PFO/ PAO and Secretary Treasurer are unrelated and neither is related to any of the other of our 33 shareholders.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past five years, none of our directors or executive officers:

(1)
has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii) engaging in any type of business practice; or
(iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as at March 15, 2007 the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Title or Class	Name and Address of Beneficial Owner (1)	Amount of BeneficialOwnership (2)	Percent of Class

Common Stock	Jimmy Soo 9th Floor, Sage House 110 V.A. Rufino St.,Legaspi Villiage, Makita City, Metro Manila Philippines	2,000,000	60.6%

Common Stock	Donn P.T. Lee 12 Mt. Fariweather, Filivest Homes I, Quezon City, Philippines	1,000,000	30.3%

Common Stock	Directors and Officers as a Group	3,000,000	90.9%

(1)	The security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

Future Sales by Existing Shareholders

As of March 15, 2007 there are a total of 3,299,000 shares of our common stock are issued and outstanding. Of these all 3,299,000, being 100%, are ‘restricted shares’ as defined in Rule 144 of the Securities Act of 1933. Under this prospectus, we are qualifying for trading 599,000 restricted shares, being approximately 18.16% of our issued shares leaving 2,700,000 shares being approximately 81.84% of our shares, as ‘restricted shares’ under Rule 144 owned by the following persons:

Donn P.T. Lee	900,000 shares
Jimmy S. Soo	1,800,000 shares

Total restricted shares	2,700,000 shares

Under Rule 144 restricted shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

VDC does not have any securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act other than as disclosed in this prospectus.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 3,299,000 shares are presently issued.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

In addition, the shares are not convertible into any other securities. There are no restrictions on dividends under any loan or other financing arrangements.

Non-Cumulative Voting.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Dividend Policy

As of the date of this prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

Change in Control of Our Company

We do not know of any arrangements which might result in a change in control.

Transfer Agent

We have engaged the services of Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, UT., 84121, to act as transfer and registrar.

Debt Securities and Other Securities

There are no debts or other securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel referred to in the prospectus has any interest in VDC. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in VDC or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, VDC. An "expert" is a person who is named as preparing or certifying all or part of our registration statement or a report or valuation for use in connection with the registration statement. "Counsel" is any counsel named in the prospectus as having given an opinion on the validity of the securities being registered or upon other legal matters concerning the registration or offering of the securities.

Our financial statements included in this prospectus have been audited by Madsen & Associates, CPA’s Inc. of # 3- 684 East Vine, Murray, Utah, 84107, as set forth in their report included in this prospectus.

The geological report on the VDC Claim dated March 1, 2007 titled "Summary of Exploration on the Mocambo Property, Nadi, Fiji”, was authored by Jayesh Singh, Geologist, and member of the Geological Society of Fiji, of 72 Cummings Street, Suva, Fiji.

The legal opinion rendered by Conrad C. Lysiak, Esq., 601 West First Avenue, Suite 503, Spokane, Washington 99201, regarding the Common Stock of VDC registered on prospectus is as set forth in his opinion letter dated March 28, 2007.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to VDC’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, VDC has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. VDC’s Articles of Incorporation (Article 12) and VDC’s Bylaws (Article 11) provide that VDC shall, to the fullest extent permitted by law, indemnify all directors of VDC, as well as any officers or employees of VDC to whom VDC was agreed to grant indemnification.

The inclusion of these indemnification provisions in our company’s By-laws may have the effect of reducing the likelihood of derivation litigation against directors, and may discourage or deter shareholders or management from bringing lawsuit action, if successful, might otherwise benefit our company or our shareholders.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

BUSINESS

Organization and Business Development of Issuer Since Inception

The Company was incorporated under the laws of the State of Nevada on August 25, 2006 under the name of ‘Visa Dorada Corp.’ On August 31, 2006 the Company changed its name to ‘Vista Dorada Corp.’ The Company does not have any subsidiaries, affiliated companies or joint venture partners.

VDC has not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We raised $3,000 in initial seed capital on October 31, 2006 and commenced our search for a mineral property that held the potential to contain gold mineralization.

On December 21, 2006 we closed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 299,000 common shares were sold at the price of $0.05 per share to raise $14,950.

On March 4, 2007 we acquired the Mocambo Gold Claim (herein referred to as the “VDC Claim”), situated on the island of Nadi, Fiji. We acquired the VDC Claim, by an agreement with an unrelated third party vendor, EGM Resources Inc. of Suva, Fiji, for the sum of $5,000.

Prior to acquiring the VDC Claim we engaged Jayesh Singh, geologist to conduct a review and analysis of the VDC Claim and the previous exploration work undertaken on the property and to recommend a mineral exploration program for the VDC Claim. Mr. Singh’s report, summarized below, recommends a phased exploration program for the VDC Claim.

In March 2007, we prepared this prospectus for filing with the SEC.

Our Business

We intend to undertake exploration work on the VDC Claim, located in Nadi, Fiji.

We are presently in the pre-exploration stage and there is no assurance that mineralized material with any commercial value exits on our property.

We do not have any ore body and have not generated any revenues from our operations.

Our sole mineral property is:

VDC Claim

VDC is the registered and beneficial owner of a 100% interest in the VDC Claim, located in Nadi , Fiji. The VDC Claim is an unpatented mineral claim and was assigned to VDC by EGM Resources Inc. on March 4, 2007 and the assignment was filed and registered with the Mineral Resources Department of the Ministry of Energy and Natural Resources of the government of the Republic of Fiji.

There are no know environmental concerns or parks designated for any area covered by the claim.

Location and Access

The VDC Claim is located approximately 60 kilometers (37 miles) north east of the town of Nadi, Fiji. Access to our claim is via paved highway and thereafter by good gravel road to the claim. Nadi has an experienced work force and can supply all the necessary services needed for an exploration and development operation including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are available in Nadi. The VDC Claim lies at an elevation of 1,800 feet near the northeast end of the Nakasvudra Mountain Range. The main mountain ridge has a maximum peak of 4,800 feet with steep east facing slopes. The topography and relief of the VDC Claim is fairly rugged. The climate is mild year round with the rainy season in May to October. Tropical mountain forest grows at the lower elevations in the northeast corner of the claim and good rock exposure is found along the peaks and ridges in the western portion of the claim.

Property Geology

To the east of the VDC Claim are intrusives consisting of such rocks as tonalite, monzonite and gabbro while the claim itself is underlain by the Ba Volcanic Group sediments and volcanic. The property lies on the Fiji Fracture Zone. The intrusives also socnsiste of grandorioite towards the western most point of the claim.

The Ba Volcanic Group consists of inerlayerd chert, argillite and massive andesitic to basaltic volcanics. The volcanics are hornfelsed, commonly contain minor pyrite, pyrrhotite. Mineralization has been reported on the VDC Claim and structures and the shear zones affiliated with mineralization on adjacent properties pass through the claim.

Previous Exploration

While past work on the VDC Claim has indicated the presence of sulphide mineralization containing gold and silver values, records indicate that no detailed exploration has been completed on the property.

Proposed Exploration Work - Plan of Operation

Mr. Jayesh Singh, geologist authored the "Summary of Exploration on the Mocambo Property, Nadi”, Fiji dated March 1, 2007 (the “Singh Report”), in which he recommended a phased exploration program to properly evaluate the potential of the VDC Claim. We must conduct exploration to determine what minerals exist on our property and whether they can be economically extracted and profitably processed. We plan to proceed with exploration of the VDC Claim, in the manner recommended in the Singh Report, to determine the potential for discovering commercially exploitable deposits of gold and silver.

We do not have any ores or reserves whatsoever at this time on the VDC Claim.

Mr. Singh is a registered geologist in good standing in the Geological Society of Fiji. He is a graduate of the University of Sydney, Australia with a Bachelor of Science (Hons.) in 1973 and a Masters of Science in 1982. Mr. Singh has practiced his profession as a geologist for over 32 years.

The Singh Report recommends a phased exploration program to properly evaluate the potential of the VDC Claim. We anticipate, based on the Singh Report, that the initial phase of the recommended geological exploration program will cost approximately $21,500 ($36,600 FJD). The cost estimates for this work program are based on Mr. Singh’s recommendations and reflect local costs for this type of work.

We intend to undertake this work at some point during the fall of 2007. Precise timing of the work will depend upon weather conditions in the vicinity of the VDC Claim. The objective is to avoid carrying out work during the May to October rainy season.

Our planned work will include detailed geological mapping, the creation of maps showing the location of all roads within and near the perimeter of the VDC Claim; silt sampling of every drainage or draw, including soil sampling if necessary and prospecting. When we map, we essentially generate a drawing of the physical features of the land we are interested in as well as a depiction of what may have been found in relation to the boundaries of the property. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not. In the process we also conduct geochemical surveying and sampling. This will include identifying any showings which warrant sampling by assay, i.e. any rock formations that warrant our taking soil and rock samples from the VDC Claim will be taken to a laboratory where a determination of the elemental make up of the sample and the exact concentrations of gold, copper and other indicator minerals can be made.

Based on the Singh Report we expect the costs of this and related work to total approximately $21,500 ($36,600FJD).

Particularly since we have a limited operating history, no reserves and no revenue, our ability to raise additional funds to conduct Phase II work might be limited. If we are unable to raise the necessary funds, we would be required to suspend VDC's operations and liquidate our company. See, particularly, ‘Risk Factors’ 2, 3, and 7 on pages 10 and 12, respectively.

We will focus available working capital on the exploration of the VDC Claim, our sole property.

There are no permanent facilities, plants, buildings or equipment on the VDC Claim.

Competitive Factors

The gold mining industry is highly fragmented. We are competing with many other exploration companies looking for gold. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold exploration and mining business which is the cornerstone of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our Claim. Readily available gold markets exist around the world for the sale of gold. Therefore, we will likely be able to sell any gold that we are able to recover, in the event commercial quantities are discovered on the VDC Claim. There is no ore body on the VDC Claim.

Government Regulation

Exploration activities are subject to various national, state, foreign and local laws and regulations in Fiji, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in Fiji.

Environmental Regulation

Our exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Competition

We compete with other exploration companies searching for gold and other precious metals properties. There is competition for the limited number of gold acquisition opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

We believe no single company has sufficient market power to affect the price or supply of gold in the world market.

 Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our Claim and an engineer or geologist to manage the exploration program. At present, we have no employees as such although each of our officers and directors works for the Company on a part time basis. None of our officers and directors has an employment agreement with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

We intend to hire geologists, engineers and other subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain Mr. Singh as senior geological consultant. We do not intend to initiate negotiations or hire anyone unless and until we have the funds necessary to commence exploration activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, pre-exploration stage company, have a limited operating history and have not yet generated or realized any revenues from our exploration activities on our sole property, the VDC Claim.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the VDC Claim. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in the Company. We must raise cash to implement our planned exploration program and stay in business.

To meet our need for cash we must raise additional capital. We will attempt to raise additional money through a private placement, public offering or through loans. Our President has agreed to loan us up to $35,000 on an ‘as needed’ basis over the coming year to enable us to meet our budgeted obligations for the coming 12 months. At the present time, we have not made any arrangements to raise additional cash from other sources. We require additional cash to continue operations. If we cannot raise it we may have to abandon our planned exploration activities until we do raise additional cash.

We estimate we will require $40,975 in cash over the next twelve months, including the cost of planned (as recommended in the Singh Report) exploration work for the VDC Claim during that period. We estimate our cash on hand will enable us to continue in business for approximately two months and thereafter we will require our President advance funds to us ( up to $35,000 as agreed) to enable us to finance our operations for the next 12 months. For a detailed breakdown see in “Liquidity and Capital Reserves”, page 37. Our exploration program is explained in more detail in the “Business” section of this prospectus.

We have no plant or significant equipment to sell, nor are we going to buy any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on the VDC Claim through joint venture arrangement or even the sale of part of the VDC Claim. Neither of these avenues has been pursued as of the date of this prospectus.

We do not intend to hire any employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire on an ‘as needed’ basis. The independent contractors will be responsible for such work including surveying, geology, engineering, exploration, and excavation. A geologist, Mr. Singh if he is available, will be hired to evaluate the information derived from any exploration work we undertake.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage company and have not generated any revenues. Further, we have not generated any revenues since our formation on August 25, 2006. We do not presently have funds necessary to enable us to undertake exploration work on the VDC Claim except for the funds to be advanced by our President. We would also like to raise additional capital through equity financing but management has made no decision on this regard. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, delays in the exploration of our property, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest in the exploration and development of our property before we could start production of any minerals we may find. We must obtain equity or debt financing to provide the capital required to implement the phased exploration program recommended to us by Mr. Singh. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Trends

We are in the pre-explorations stage, have not generated any revenue and have no prospects of generating any revenue in the foreseeable future. We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in ‘Risk Factors’, page 9.

Critical Accounting Policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of March 15, 2007, we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred a net loss from operations for the period ended from inception on August 25, 2007 to December 31, 2006 of $16,505. We did not earn any revenues during the aforementioned period.

Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.

Our Planned Exploration Program

We must conduct exploration to determine what amounts of minerals exist on the VDC Claim and if such minerals can be economically extracted and profitably processed.

Our planned exploration program is designed to efficiently explore and evaluate our property.

Our anticipated exploration costs over the next twelve on the VDC Claim are approximately $21,500 ($36,600 FJD). This figure represents the anticipated cost to us of completing the work program outlined in the Singh Report. Should the results of this work be sufficiently encouraging to justify our undertaking a second phase of work, diamond drilling, as contemplated in the Singh Report we will have to raise additional investment capital.

Liquidity and Capital Resources

As of December 31, 2006 our total assets were $17,959 and out total liabilities were $11, 014 including $5,000 due to a related party, our President.

As of March 15, 2007 we had cash reserves of $6,927 and no unpaid accounts payable but outstanding amounts due to our President of $5,000. Including the cost of completing our planned exploration program on the VDC Claim, our non-elective expenses over the next twelve months, are expected to be as follows:

Source of Expense		Amount

Accountant	(i)	$ 3,500
Auditors	(ii)	4,000
Bank charges		50
Consulting fees	(iii)	10,000
Exploration	(iv)	21,500
Filing fees	(v)	225
Office and miscellaneous	(vi)	500
Transfer agent’s fees	(vii)	1,200

Estimated expenses for the next twelve months		$ 40,975

(i) Accountant     Regardless of the time of the effectiveness of this registration statement, VDC will have to file quarterly financial statements as follows:

Period Ending	Accountant’s Fees

March 31, 2007 - three month period	$ 750
June 30, 2007 - six month period	750
September 30, 2007 - nine month period	750
December 31, 2007 - fiscal year end	1,250
Estimated total expense	$3,500

(ii) Auditors  Similar to accountant’s fees noted above the following expense is estimated to occur over the next twelve month period:

Period Ending	Auditors’ Fees

March 31, 2007 - three month period	$ 500
June 30, 2007 - six month period	500
September 30, 2007 - nine month period	500
December 31, 2007 - fiscal year end	2,500
Estimated total expense	$4,000

(iii) Consulting VDC estimates that further consulting fees in the amount of $10,000 will be incurred in the completion of this registration statement and the responses to any comments made by the SEC.

    (iv) Exploration  Jayesh Singh has estimated that the work he has recommended consisting of geological mapping, geophysical surveying and geochemical surveying and sampling will cost FJD$35,600 (US$21,500).

    (v) Filing Fees Annually VDC will be required to pay to the Secretary of State of Nevada a filing fee to maintain it in good standing for a further year.

    (vi) Office and miscellaneous Based on our experience to date we have estimated office and miscellaneous expenses for the next twelve months for such items as delivery, photocopying, faxing and general office supplies.

    (vii) Transfer agent’s fees The annual charge by Action Stock Transfer Inc. to act as transfer agent for VDC is $500. The additional charge of $700 represents the cost of preparation of share certificates under this registration statement and other miscellaneous expenses which might be incurred.

Should funding prove unavailable from other sources, our President has agreed to advance to the Company up to $35,000, the amount expected to be required to finance VDC’s operations over the next 12 months. Our President has agreed to advance these funds on an ‘as needed’ basis to ensure VDC is able to pay its accounts payable as and when due, pay its accountants and other professional advisers during the year as well as undertake exploration work on the VDC Claim, as recommended in the Singh Report.

Analysis of adequacy of available cash over the next twelve months is as follows:

Cash on hand as at March 15, 2007	$ 6,927
Future advance by Jimmy Soo, President	35,000
Cash available to meet future expenses	41,927
Deduct: Estimated expenses as determined above	(40,975)
Excess funds on hand after twelve months	$ 952

Nevertheless, our future operations are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations or income from its investments. As of March 15, 2007 we have not generated revenues, and have experienced negative cash flow from operations.

Five months ended December 31 2006.

We incurred accumulated net losses since inception of $16,505 as detailed in the following table:

Accounting		$ 2,000
Auditing		2,500
Bank charges		(9)
Contributed expenses:
Management fees	4,000
Rent	900
Telephone	600	5,500
Exploration expenses		5,000
Incorporation costs		670
Office expenses		844
Net loss since inception		$ 16,505

Balance Sheet

Total cash and cash equivalents, as at December 31, 2006 was $17,959 and our working capital as at December 31, 2006 was $6,945.

The Company does not pay management fees, rent or telephone. However we recognize there is a cost associated with these services. Accordingly we accrue on our ‘Statement of Operations’, as ‘Administrative Expense’, the amount of $1,000 per month for management fee, $225 per month for rent and $150 per month for telephone. These amounts are credited to “Capital in Excess of Par Value” on our Balance Sheet. These amounts, while accrued, will never be paid out, in cash, shares or otherwise, in the future.

No revenue was generated during the period from inception to December 31, 2006, or thereafter.

Total shareholders’ equity as at December 31, 2007 was $6,945. Total shares outstanding as at December 31, 2007 were 3,299,000.

As of March 15, 2007 our share capital outstanding was 3,299,000 common shares.

CERTAIN TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

On October 31, 2006 VDC issued to:

(i) our President, Principal Executive Officer and Director, Jimmy Soo, 2,000,000 shares at the price of $0.001 per share for total consideration of $2,000. Mr. Soo has qualified 200,000 of these shares for re-sale pursuant to this prospectus; and

(ii) Principal Financial Officer, Principal Accounting Officer, Secretary Treasuer and a Director, Donn Lee, 1,000,000 shares at the price of $0.001 per share for total consideration of $1,000. Mr. Lee has qualified 100,000 of these shares for re-sale pursuant to this prospectus.

MARKET FOR COMMON SHARES & RELATED STOCKHOLDERS MATTERS

Market Information

At the present time, there is no established market price for our shares.

There are no common shares subject to outstanding options, warrants or securities convertible into common equity of our Company.

The number of shares subject to Rule 144 is 3,299,000. Share certificates representing these shares have the appropriate legend affixed on them.

There are no shares being offered to the public other than indicated in this prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.

While our shares are not traded on any public market but it is our intention to find a market maker who will make an application to the NASD to have our shares accepted for trading on the OTCBB once this registration statement becomes effective. There is no assurance an application to the NASD will be approved. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC; being as a minimum Forms 10Q-SB and 10K-SB. Market makers will not be permitted to begin quotation of a security whose issuer does not meet these filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their filing during that time. If our common stock is not quoted on the OTCBB, there will be no market for trading in our common stock. This would make it far more difficult for stockholders to dispose of their common stock. This could have an adverse effect on the price of the common stock.

With a lack of liquidity in our common stock, trading prices might be volatile with wide fluctuations. This assumes that there will be a secondary market at all. Things that could cause wide fluctuations in our trading price of our stock could be due to one of the following or a combination of several of them:

●	our variations in our operations results, either quarterly or annually;

●	trading patterns and share prices in other exploration companies which our shareholders consider similar to ours;

●	the exploration results on the VDC Claim, and

●	other events which we have no control over.

In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These wide fluctuations may adversely affect the trading price of our shares regardless of our future performance. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether successful or not, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial conditions.

“Penny Stock” Requirements

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted a rule that defines a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stock; and

●	that the broker or dealer receive from the investor a writer agreement to the transactions setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account transactions in penny stock, the broker or dealer must:

●	obtain financial information and investment experience and objectives of the person; and

●
make reasonable determination that the transactions in penny stock are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commission’s payable by both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling shares and may cause the price of our shares to decline.

Holders

VDC has, including its two officers, 35 shareholders as at the date of this prospectus.

EXECUTIVE COMPENSATION

We have not paid any executive compensation during the period since inception as can be noted from the following summary:

Summary Compensation Table

Long Term Compensation

Annual Compensation	Awards	Payouts

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)
Name and Principal position	Year	Salary	Other annual Comp. ($)	Restricted stock awards ($)	Options/ SAR (#)	LTIP Pay-outs ($)	All other Comp- ensation ($)

Jimmy S. Soo Principal Executive Officer, President and Director	2006 2007	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Virgilio Santana Principal Financial Officer, Principal Accounting Officer, Secretary Treasurer and Director	2006- 2007	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Activities since Inception

Our President Jimmy Soo Hill arranged for incorporation of our company, subscribed for shares to provide initial working capital, and identified the VDC Claim, arranged for its acquisition, commissioned a geological report on the VDC Claim obtaining the assistance of professionals as needed. Mr. Soo has coordinated preparation of this registration statement and has principal responsibility for preparation of our periodic reports and all other matters normally performed by an executive officer. He was instrumental in identifying investors to participate in the private placement closed on December 20, 2006.

Our Principal Financial Officer, Principal Accounting Officer and Secretary Treasurer assisted in identifying investors to participate in the private placement closed on December 20, 2006 and also assisted in preparation of this registration statement.

ADDITIONAL INFORMATION

VDC is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

VDC has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to VDC and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

CHANGES IN ACCOUNTANTS

From inception VDC’s auditors have been Madsen & Associates CPA’s Inc., Certified Public Accountants, Unit #3, 684 East Vine Street, Salt Lake City, Utah, 84107.

From inception through December 31, 2006: (i) we did not receive an adverse opinion or disclaimer of opinion from Madsen & Associates, CPA’s Inc. but the audit reports for the period ended December 31, 2006 contained an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern; (ii) their opinions were not qualified or modified as to uncertainty, audit scope or accounting principles, and (iii) there have been no disagreements with Madsen & Associates, CPA’s Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Madsen & Associates, CPA’s Inc. would have caused them to make reference to the subject matter of the disagreement in their report.  In particular, there were no “reportable events,” as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, during the period from inception through December 31, 2006.

FINANCIAL STATEMENTS

Our fiscal year end is December 31, We will provide audited financial statements to our stockholders on an annual basis; the financial statements will be audited by Independent Accountants.

Our audited financial statements for the period from inception to December 31, 2006 immediately follow:

MADSEN & ASSOCIATES, CPA’s INC.                                       684 East Vine Street, #3
Certified Public Accountants and Business Consultants Board                                 Murray, Utah, 84107
                            Telephone 801-268-2632

Board of Directors
Vista Dorada Corp.
Manila, Philippines

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We have audited the accompanying balance sheet of Vista Dorada Corp. (pre-exploration stage company) at December 31, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from August 25, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vista Dorada Corp. at December 31, 2006, and the results of operations and cash flows for the period from August 25, 2006 (date of inception) to December 31, 2006, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activities and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah                                      /s/ “Madsen & Associates, CPA’s Inc.”
March 23, 2007

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
BALANCE SHEET
December 31, 2006

ASSETS

CURRENT ASSETS

Cash	$ 17,959

Total Current Assets	$ 17,959

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$ 6,014
Accounts payable - related parties	5,000

Total Current Liabilities	11,014

STOCKHOLDERS’ EQUITY

Common stock
200,000,000 shares authorized, at $0.001 par value;
3,299,000 shares issued and outstanding	3,299
Capital in excess of par value	20,151
Deficit accumulated during the pre-exploration stage	(16,505)

Total Stockholders’ Equity	6,945

$ 17,959

The accompanying notes are an integral part of these financial statements.

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
STATEMENTS OF OPERATIONS
For the period from August 25, 2006 (date of inception) to December 31, 2006

REVENUES	$ -

EXPENSES

Exploration costs	5,000
Administrative	11,505

NET LOSS FROM OPERATIONS	$(16,505)

NET LOSS PER COMMON SHARE

Basic and diluted	$(0.01)

AVERAGE OUTSTANDING SHARES

Basic	3,171,953

The accompanying notes are an integral part of these financial statements.

VISTA DORADA CORP.
(Pre-Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period  August 25, 2006 (date of inception) to December 31, 2006

	Common Shares	Stock Amount	Capital in Excess of Par Value	Accumulated Deficit

Balance August 25, 2007	-	$ -	$ -	$ -

Issuance of common shares for cash at $0.001 - October 31, 2006	3,000,000	3,000	-	-

Issuance of common shares for cash at $0.05 - December 20, 2006	299,000	299	14,651	-

Capital in excess of par value	-	-	5,500

Net operating loss for the four months ended December 31, 2006	-	-	-	(16,505)

Balance as at December 31, 2006	3,299,000	$ 3,299	$ 20,151	$ (16,505)

The accompanying notes are an integral part of these financial statements

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
STATEMENTS OF CASH FLOWS

For the period from August 25, 2006 (date of inception) to December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (16,505)

Adjustments to reconcile net loss to net cash provided by operating activities:

Changes in accounts payable	6,014
Capital contributions - expenses	5,500

Net Cash Provided (Used) in Operations	(4,991)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES

Change in account payable - related parties	5,000
Proceeds from issuance of common stock	17,950
22,950

Net Increase (Decrease) in Cash	17,959

Cash at Beginning of Period	-

CASH AT END OF PERIOD	$17,959

The accompanying notes are an integral part of these financial statements

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

1. ORGANIZATION

Visa Dorada Corp. was incorporated under the laws of the State of Nevada on August 25, 2006 and on August 31, 2006 changed its name to Vista Dorada Corp. (the “Company”). The Company’s authorized capital stock is 200,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the pre-exploration stage.

The Company has elected December 31 as its fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then only the basic per share amounts are shown in the report.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2006, the Company had a net operating loss carry forward of $16,505 for income tax purposes. The tax benefit of approximately $4,950 from the loss carry forward has been fully offset by a valuation reserve because the future tax benefit is undeterminable since the Company is unable to establish a predictable projection of operating profits for future years. Losses expire in 2027.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Unproven Mining Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Financial Instruments

The carrying value of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair value.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. SIGNIFICANT TRANSACTIONS WITH RELATED PARTY

Officers-directors and their families have acquired 91% of the common stock issued and have made no interest, demand loans to the Company of $5,000.

4. CAPITAL STOCK

During October 2006, the Company completed a private placement of 3,000,000 common shares for $3,000 to its directors and a private placement of 299,000 common shares for $14,950.

VISTA DORADA CORP.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

5. GOING CONCERN

The Company intends to seek business opportunities that will provide a profit. However, the Company does not have the working capital necessary to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from related parties, and equity funding, which will enable the Company to operate for the coming year.

6. SUBSEQUENT EVENTS

Acquisition of Unproven Mineral Claim

On March 4, 2007, the Company entered into a Deed Agreement with EGM Resources Inc, a private limited liability company registered in Suva in the Republic of Fiji Island wherein the Company was assigned the rights to Mocambo Gold Claim under Tenement 1283. Under the Deed Agreement the Company acquired a 100% interest in the Mocambo Gold Claim for the consideration of $5,000. The Company will undertake an exploration during the next year in the amount of $35,000.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by us:

Attorney’s fee for opinion letter	(i)	$ 2,500
Consulting - preparation of Form SB-2	(II)	15,000
Independent auditors	(iii)	3,000
Internal accountant	(iv)	2,750
Printing, photocopying and delivery	(v)	200
Estimated fees		$ 23,450

(i) Attorney’s fee
VDC has engaged the services of Conrad C. Lysiak, Attorney-at-Law, to give an opinion on the issuance of the shares under this registration statement. The $2,500 shown above has been paid in full.

(iii) Consulting - preparation of Form SB-2

VDC estimates the expense to prepare and respond to comments from the SEC for this registration will be $15,000. As at the date of this registration statement, VDC has paid $5,000 against the estimated cost of $15,000.

(iii) Independent auditors
This assumes the auditors will review the interim financial statements for the three months ended March 31, 2007 at a cost of $500. An amount of $2,500 has been paid against the balance noted above.

(iv) Internal accountant
Cost of preparing the working paper file and draft financial statement for submission to the auditors was $2,000 and it is estimated the cost of preparing the working papers and draft financial statements for the three months ended March 31, 2007 will be $750.

(v) Printing, photocopying and delivery
VDC estimates the expense to be incurred for printing, photocopying and delivery with this registration statement will be approximately $200.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Our stock is not presently traded or listed on any public market. Upon effectiveness of our prospectus under the Securities Exchange Act of 1934, it is anticipated one or more broker dealers may make a market in our securities over-the-counter, with quotations carried on the OTCBB.

(a) Prior sales of common shares within the past three years

Since inception on August 25, 2006 to the date of this registration statement, VDC has sold the following securities which were not registered under the Securities Act of 1933:

On October 31, 2006 we accepted subscriptions for two individuals, both residents of the the Philippines for the purchase of 3,000,000 shares at the price of $0.001 per share raiSingh net proceeds of $3,000.

On December 20, 2006 we accepted subscriptions from 33 individual investors, all residents of the Philippines , for the purchase of 299,000 shares at a price of $0.05 per share raising net proceeds of $14,950.

We issued the foregoing restricted shares of common stock to the individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to VDC. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone. All of the investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by VDC, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (Canada and the Dominican Republic) directed offering, to residents thereof and in accordance with the rules and regulations of applicable securities regulatory authorities having jurisdiction.

(b) Use of proceeds

We have expended an aggregate of $16,032, being the proceeds of the above private placements together with $5,000 advanced by President, to pay outstanding accounts payable and towards costs associated with this offering.

We expect the remaining balance of the proceeds, being $6,927 will be applied to defray further costs of this offering.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this prospectus and thereafter on each of our subsequent periodic reports.

ITEM 27.   EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Description

3.1	Certificate of Incorporation

3.2	Certificate of Correction

3.3	Articles of Incorporation

3.4	Bylaws

4	Specimen Stock Certificate

5	Opinion re. Legality, Conrad C. Lysiak, Attorney At Law

10.1 10.2 10.3	Transfer Agent and Registrar Agreement Loan Agreement between VDC and Jimmy Soo Deed between EGM Resources Inc and Vista Dorada Crop.

11	Statement re: Computation of Per Share Earnings

14	Code of Ethics

23.1 23.2 23..3	Consent of Madsen & Associates, CPA’S Inc. Consent of Conrad C. Lysiak, Attorney At Law (refer to Exhibit 5) Consent of Jayesh Singh, Professional Geologist.

99.1	Audit Committee Charter

ITEM 28: UNDERTAKINGS

VDC hereby undertakes:

(a)

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(c)
Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, VDC certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manila, Republic of Philippines on March 28,2007.

                                Vista Dorada Corp.

                                       JIMMY S. SOO
                            Jimmy S. Soo
                                    Principal Executive Officer
                                President and Director

Special Power of Attorney

The undersigned constitute and appoint Jimmy S. Soo their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 28 , 2007.

JIMMY SOO
Jimmy Soo
Principal Executive Officer
President and Director

DONN P.T. LEE
Donn P. T. Lee
Principal Financial Officer, Principal Accounting Officer
and Director